Exhibit 99.1

Dear Polycom Employee

Polycom has always been committed to conducting business with the highest degree of honesty and ethical behavior in compliance with all applicable laws in all jurisdictions in which we are operating. We endeavor to foster an environment that contributes to individual and company success by consistently applying high ethical standards to all of our global business relationships and endeavors. Polycom employees, agents and contractors will not engage in any deceptive, misleading, illegal or unethical business practice or any practice that will reflect unfavorably on Polycom or its products.

Adherence to these principles is essential to Polycom’s efforts to gain and keep the confidence and support of our customers, others with whom we do business, our shareholders and the general public. Most importantly, compliance is simply the right thing to do. In order to meet these objectives Polycom’s standards may exceed what the law requires. To ensure that Polycom continues this commitment, we have developed the following company-wide Code of Business Ethics and Conduct that is applicable to all directors, officers and employees. This document is intended to be read in conjunction with our existing policies and procedures located at http://planetpolycom.

Polycom’s Code of Business Ethics and Conduct continues management’s efforts to document and clarify Polycom’s fundamental business values. The Code of Business Ethics and Conduct has been reviewed and approved by Polycom’s Board of Directors and has Executive Management’s full approval and support. It is intended to be a summary of the most central current standards that underlie our business ethics and professional integrity; standards that apply to all Polycom employees, agents and contractors worldwide.

This Code of Business Ethics and Conduct is presented to you in hard copy form and posted at http://planetpolycom. You should read the Code of Business Ethics and Conduct carefully. After reading this policy, I encourage you to discuss its content with others within Polycom. You should direct questions to either your manager or the Legal Department if any items are not perfectly clear. Polycom expects you to read this Code of Business Ethics and Conduct and understand how it applies to your day-to-day work. Understanding, communicating, and working together are what make our policies effective and our workplace outstanding. Should you know of any events or transactions that violate these policies, your responsibility is to communicate the information promptly to Polycom’s Legal Department.

Bob Hagerty Chief Executive Officer and Chairman of the Board Polycom, Inc.

CODE OF BUSINESS ETHICS AND CONDUCT

Table of Contents

I.	INTRODUCTION			1
II.	COMPLIANCE IS EVERYONE’S BUSINESS			1
III.	YOUR RESPONSIBILITIES TO POLYCOM AND ITS SHAREHOLDERS			2
	A.	Equal Opportunity		2
	B.	General Standards of Conduct		2
	C.	Applicable Laws		3
	D.	Workplace Safety & Security		3
	E.	Environmental		3
	F.	Drug & Alcohol Abuse		3
	G.	Discrimination & Harassment		4
	H.	Independent Contractors		4
	I.	Conflicts of Interest		5
		(i)	Employment/Outside Employment	5
		(ii)	Outside Directorships or Advisory Relationships	5
		(iii)	Business Interests	5
		(iv)	Related Parties	5
		(v)	Corporate Opportunities	6
		(vi)	Other Situations	6
	J.	Protecting Polycom’s Confidential Information		7
		(i)	Polycom’s Proprietary Information and Invention Agreement	7
		(ii)	Disclosure of Polycom Confidential Information	7
		(iii)	Requests by Regulatory Authorities	7
		(iv)	Financial Disclosures and SEC Reporting	8
		(v)	Polycom Spokespeople	8
	K.	Obligations Under Securities Laws—“Insider” Trading		8
	L.	Prohibition Against Short Selling of Polycom Stock		9
	M.	Use of Polycom’s Assets		10
		(i)	General	10
		(ii)	Physical Access Control	10
		(iii)	Polycom Funds	10
		(iv)	Computers and Other Equipment	10
		(v)	Software	11
		(vi)	Electronic Usage	11
	N.	Maintaining and Managing Records		11
	O.	Records on Legal Hold		12
	P.	Payment Practices		13
		(i)	Accounting Practices	13
		(ii)	Political Contributions	13
		(iii)	Sales Representatives, Agents, and Consultants	13
		(iv)	Prohibition of Inducements	13
	Q.	Foreign Corrupt Practices Act		14
	R.	Export Controls		14
IV.	RESPONSIBILITIES TO OUR CUSTOMERS AND OUR SUPPLIERS			15
	A.	Customer Relationships		15
	B.	Payments or Gifts from Others		15
	C.	Publications of Others		15
	D.	Handling the Confidential Information of Others		16
		(i)	Appropriate Nondisclosure Agreements.	16
		(ii)	Need-to-Know	16

		(iii) Notes and Copies of Software	16
		(iv) Competitive Information	17
	E.	Selecting Suppliers	17
	F.	Government Relations	17
	G.	Lobbying	17
	H.	Government Contracts	18
	I.	Free and Fair Competition	18
	J.	Industrial Espionage	19
V.	DISCIPLINARY ACTIONS		19
VI.	WAIVER AND AMENDMENT		19
VII.	ACKNOWLEDGMENT OF RECEIPT OF CODE OF BUSINESS ETHICS AND CONDUCT		20

Effective November 3, 2008

CODE OF BUSINESS ETHICS AND CONDUCT

I.	INTRODUCTION

Implementation of this company-wide Code of Business Ethics and Conduct helps ensure compliance with legal requirements and Polycom’s standards of business conduct as defined in this document. All Polycom directors, officers and employees are expected to read and understand this Code of Business Ethics and Conduct, uphold these standards in their day-to-day work, comply with all applicable policies and procedures, and use their best efforts to ensure that all independent contractors (“contractors”) and any other persons acting on behalf of Polycom (“agents”) are aware of, understand and adhere to these standards. References to Polycom employees in this Code of Business Ethics and Conduct include Polycom officers.

Because the principles described in this Code of Business Ethics and Conduct are general in nature, you should review all applicable Polycom policies and procedures located at http://planetpolycom for specific instruction, and contact the Polycom Legal Department if you have any questions.

Nothing in this Code of Business Ethics and Conduct, in any company policies and procedures, or in other related communications (verbal or written) creates or implies an employment contract or term of employment.

Polycom is committed to continuously review and update its policies and procedures. Therefore, this Code of Business Ethics and Conduct is subject to modification. This Code of Business Ethics and Conduct supersedes all other such codes, policies, procedures, instructions, practices, rules or written or verbal representations to the extent to which they are inconsistent.

Please sign the acknowledgment form at the end of this Code of Business Ethics and Conduct and return the form to the Human Resources Department at Polycom Corporate Headquarters indicating that you have received, read, understand and agree to comply with the Code of Business Ethics and Conduct. The signed acknowledgment form will be located in each employee’s personnel file. Each year you will be asked to sign an acknowledgment indicating your continued understanding of the Code of Business Ethics and Conduct.

II.	COMPLIANCE IS EVERYONE’S BUSINESS

Honest and ethical business conduct is at the core of Polycom’s business practices. Your responsibility is to respect and adhere to these practices. Many of these practices reflect the requirements of laws or regulations in the markets we serve.

Part of your job and your ethical responsibility at Polycom is to help Polycom enforce this Code of Business Ethics and Conduct; therefore, you should be alert to possible violations. Such self-policing is expected. Reprisal, retribution or retaliation by anyone within Polycom against any employee who has in good faith reported a violation or a suspected violation is prohibited.

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If you know of any conduct that you believe in good faith to be violations of the law, this Code of Business Ethics and Conduct or other Polycom policies, you should report it promptly to Polycom’s Legal Department. If you wish to remain anonymous, you may make a report through the Ethics Hotline at the toll-free (866) 662-6025 number or through the Ethics Hotline website. You can find a link to the Ethics Hotline website on PlanetPolycom.

Violations of the law, this Code of Business Ethics and Conduct or other Polycom policies or procedures by Polycom employees can lead to disciplinary action up to and including termination of employment.

In trying to determine whether any given action is appropriate, use the following “disclosure” test. Imagine that the words you are using or the action you are taking is going to be fully disclosed in the media with all the details, including your photo. If you are uncomfortable with the idea of this information being made public, you should think again about your words or your course of action.

In all cases, if you are unsure about the appropriateness of an event or action, do not hesitate to seek assistance in interpreting the requirements of these practices by contacting the Polycom Legal Department.

III.	YOUR RESPONSIBILITIES TO POLYCOM AND ITS SHAREHOLDERS

A. Equal Opportunity

Polycom has a commitment to equal employment opportunity for all applicants and employees. Polycom is an equal opportunity employer and will not discriminate against any employee or applicant on the basis of any characteristic protected by local, state, federal, or other applicable law. It is Polycom’s policy to recruit, employ, evaluate, train, promote, discipline, and otherwise treat all employees and job applicants on the basis of merit, qualifications and competence. This policy shall be applied without regard to any qualified individual’s sex, race, age, religious creed, national origin, ancestry, color, marital status, citizenship, sexual orientation, or any other characteristic protected by local, state, federal, or other applicable law.

B. General Standards of Conduct

Polycom expects all employees, agents and contractors worldwide to maintain certain common sense standards of honest and ethical conduct in order to promote the safety and welfare of employees, agents and contractors and to maintain a cooperative, efficient, positive, harmonious and productive work environment and business organization. These standards apply while working on Polycom premises, at offsite locations where Polycom business is being conducted, at Polycom-sponsored business and social events, or at any other place where you are a representative of Polycom. Employees, agents or contractors who engage in misconduct or whose performance is unsatisfactory may be subject to corrective action, up to and including termination. You should review policies and procedures located at http://planetpolycom for more detailed information.

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C. Applicable Laws

All Polycom directors, employees, agents and contractors worldwide must follow all applicable laws, regulations, rules and regulatory orders. Polycom directors and employees located outside of the United States must also comply with laws, regulations, rules and regulatory orders of the United States, including but not limited to, the Foreign Corrupt Practices Act and the U.S. Export Control Act. In addition, local employment laws, regulations, rules and regulatory orders apply to Polycom employees located outside of the United States with respect to employment matters.

Each employee, agent and contractor is charged with the responsibility to acquire appropriate knowledge of the requirements relating to his or her duties sufficient to enable him or her to recognize potential issues and to know when to seek advice from the Polycom Legal Department. In addition, while there are references within this Code of Business Ethics and Conduct to the laws of the United States, it is not intended that adherence to the requirements of this Code of Business Ethics and Conduct and compliance with the laws of the United States require Polycom employees located outside of the United States to contravene applicable local laws; therefore, such employees should consult with the Polycom Legal Department to the extent that they believe that local laws to which they are subject conflict with the laws of the United States.

Violations of laws, regulations, rules and orders may subject the employee, agent or contractor to individual criminal or civil liability, as well as to discipline by Polycom. Such individual violations may also subject Polycom to liability or the loss of business.

D. Workplace Safety & Security

It is Polycom’s policy to establish and maintain a safe, secure and healthful workplace free of recognized hazards, actual or threatened violence against co-workers, visitors, or any other persons who are either on our premises or have contact with employees, agents or contractors in the course of their duties. It is also Polycom’s policy that every employee, agent and contractor must understand the importance of workplace safety and security. Every employee, agent and contractor is responsible for helping to ensure the safety of the Polycom workplace through personal action and through reporting unsafe conditions. You should review policies and procedures located at http://planetpolycom for more detailed information.

E. Environmental

It is Polycom’s policy to comply with all applicable environmental laws, rules and regulations, to make responsible environmental management a priority at Polycom and, where necessary, to establish detailed compliance plans that manage environmental risks in day-to-day operations. If you have questions about environmental laws, rules or regulations concerning our facilities you should contact Polycom’s Director of Facilities. If you have questions about environmental laws, rules or regulations concerning our products you should contact Polycom’s Legal Department.

F. Drug & Alcohol Abuse

Polycom strives to maintain a workplace that is free from the illegal use, possession, sale, transfer, manufacture, or distribution of alcohol or controlled substances (as defined in the Controlled Substances Act, 21 U.S.C. sections 801 and following). Alcohol or controlled

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substances shall not be used in a manner that impairs an employee’s performance of assigned tasks, and the use of illegal substances is never appropriate. Conduct that brings discredit to Polycom, casts significant doubt on your reliability or trustworthiness, or otherwise affects your ability to work effectively or harmoniously with others, is improper. Polycom requires all employees, agents and contractors to report for work with their abilities unimpaired by alcohol or controlled substances. This Code of Business Ethics and Conduct applies while working on Polycom premises, at offsite locations where Polycom business is being conducted, at Polycom-sponsored business and social events, or at any other place where you are a representative of Polycom. Employees, agents or contractors who are found to be in violation of this policy may be subject to disciplinary action, up to and including immediate termination. You should review policies and procedures located at http://planetpolycom for more detailed information.

G. Discrimination & Harassment

Polycom’s values include ethical actions, honesty, respect for others, and teamwork. No action could be more contrary to our values than discrimination.

Our policies prohibit discrimination and harassment of any kind, and each employee, agent and contractor needs to meet this obligation. These policies apply while working on Polycom premises, at offsite locations where Polycom business is being conducted, at Polycom-sponsored business and social events, or at any other place where you are a representative of Polycom. Discrimination, harassment, slurs, or jokes based on a person’s race, color, creed, religion, national origin, citizenship, age, sex, sexual orientation, marital status, or mental or physical disability will not be tolerated. You should review policies and procedures located at http://planetpolycom for more detailed information.

H. Independent Contractors

Polycom enters into contracts and other arrangements with individuals or companies to perform services and tasks on behalf of Polycom. Written agreements or invoices do not establish independent contractor status. Independent contractors must satisfy regulations, such as those issued by the Internal Revenue Service, U.S. Department of Labor, or issued in conjunction with Workers Compensation and Unemployment Insurance laws. Improper classification of persons as independent contractors may result in adverse legal consequences, financial penalties and fines. Regulations governing independent contractor status frequently require professional interpretation as provided on a case-by-case basis by Polycom’s Human Resources Department and Legal Department. All independent contractors must sign Polycom’s standard independent contractor agreement provided by Polycom’s Legal Department, or such other form of agreement as approved by Polycom’s Legal Department. Independent contractors are not employees of Polycom and are not eligible for any benefits. You should review policies and procedures located at http://planetpolycom for more detailed information.

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I. Conflicts of Interest

Each of us has an ethical responsibility to Polycom, our shareholders and each other. Although this duty does not prevent us from engaging in personal transactions and investments, it does demand that we avoid situations where a conflict of interest might occur or appear to occur. Polycom is subject to scrutiny from many different individuals and organizations. We should always strive to avoid even the appearance of impropriety.

What constitutes a conflict of interest? Where the interests or benefits of one entity conflict with the interests or benefits of Polycom, including but not limited to the following examples:

(i)	Employment/Outside Employment

In consideration of your employment at Polycom, you are expected to devote your full attention to the business interests of Polycom, and you are prohibited from engaging in any activity that interferes with your performance or responsibilities to Polycom or is otherwise in conflict with or prejudicial to Polycom. Our policies prohibit any employee from accepting simultaneous employment with a Polycom supplier, customer, developer, or competitor, and from taking part in any activity that enhances or supports a competitor’s position. Additionally, you will be asked by Polycom to disclose any proprietary interest that you have that may conflict with the business of Polycom. If you have any questions on this requirement, you should contact your supervisor or the Human Resources Department.

(ii)	Outside Directorships or Advisory Relationships

Polycom considers it a conflict of interest to serve as a director of, or as an advisor or consultant to, a company in competition with Polycom. Although you may serve as a director of, or advisor or consultant to, a Polycom supplier, customer, developer, or other business partners, our policy requires that you first obtain approval from Polycom’s General Counsel before accepting such directorship or advisory role, and any remuneration you receive should be of an amount equal to your responsibilities. Such approval may be conditioned upon the completion of specified actions.

(iii)	Business Interests

If you are considering investing in the business interests of customers, suppliers, developers and competitors, you must first take great care to ensure that these investments do not compromise your responsibilities to Polycom. Many factors should be considered in determining whether a conflict situation exists, including the size and nature of the investment; your ability to influence Polycom decisions; your access to the confidential information of Polycom or of the other company; and the nature of the relationship between Polycom and the other business.

(iv)	Related Parties

As a general rule, you should avoid conducting Polycom business with a relative or significant other or with a business in which you or a relative or significant other is associated in any significant role. Relatives include spouse, sister, brother, daughter, son, mother, father, grandparents, aunts, uncles, nieces, nephews, cousins, step relationships, and in-law relationships. Significant others include persons living in a spousal (including same sex) or familial fashion with an employee or in the same household with an employee (other than as a tenant or employee). If you believe such a related party transaction is in the best interests of the Company, you must fully disclose the nature of the related party transaction to Polycom’s Chief Financial Officer.

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Certain related party transactions, as described in SEC rules or regulations and the relevant Nasdaq Marketplace Rules, that are identified by the Company as being transactions with “related persons” (as defined under the United States securities laws) must be reviewed and approved in writing in advance by Polycom’s Audit Committee. The most significant related party transactions, as determined by the Audit Committee, must be reviewed and approved in writing in advance by Polycom’s Board of Directors. Polycom must report material related party transactions as required under applicable accounting rules or SEC rules or regulations. Any dealings with a related party must be conducted in such a way that no preferential treatment is given to this business.

Polycom discourages the employment of relatives and significant others in positions or assignments within the same department and prohibits the employment of such individuals in positions which have a financial dependence or influence, e.g., an auditing or control relationship, or a supervisor/subordinate relationship. The purpose of this policy is to prevent the organizational impairment and conflicts that are a likely outcome of the employment of relatives or significant others, especially in a supervisor/subordinate relationship. If a question arises about whether a relationship is covered by the definitions, the Human Resources Department is responsible for determining whether an applicant’s or transferee’s acknowledged relationship is covered by this policy. The Human Resources Department shall advise all affected applicants and transferees of this policy. Willful withholding of information regarding a prohibited relationship/reporting arrangement may be subject to corrective action, up to and including termination. If a prohibited relationship exists or develops between two employees, the employee in the senior position must bring this to the attention of his/her supervisor. The supervisor must assist the individuals in achieving a solution compatible with their relationship. If that is not possible, Polycom retains the prerogative to separate the individuals at the earliest possible time, either by reassignment or by termination, if necessary. You should review policies and procedures located at http://planetpolycom for more detailed information.

(v)	Corporate Opportunities

Employees, officers, directors, agents and contractors are prohibited from taking for themselves personally opportunities that are discovered through the use of Polycom property, information or position without the consent of the Board of Directors. No employee, officer, director, agent or contractor may use Polycom property, information, or position for improper personal gain, and no employee, officer or director may compete with Polycom directly or indirectly without the prior approval of the Chief Executive Officer and Chief Financial Officer. Employees, officers, directors, agents and contractors owe a duty to Polycom to advance its legitimate interests when the opportunity to do so arises.

(vi)	Other Situations

Because other conflicts of interest may arise, it would be impractical to attempt to list all possible situations. If a proposed transaction or situation raises any questions or doubts in your mind, you should consult the Legal Department.

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J. Protecting Polycom’s Confidential Information

Polycom’s confidential information is a valuable asset, and includes, but is not limited to, product architectures, source codes, and programming techniques, product plans and road maps, names and lists of customers, dealers, and employees, and financial information. This information is the property of Polycom and may be protected by patent, trademark, copyright and trade secret laws. All confidential information must be used for Polycom business purposes only. Every employee, agent and contractor has the responsibility to safeguard it, and to never disclose confidential information, intentionally or inadvertently. THIS RESPONSIBILITY INCLUDES NOT DISCLOSING POLYCOM CONFIDENTIAL INFORMATION SUCH AS INFORMATION REGARDING POLYCOM’S PRODUCTS OR BUSINESS OVER THE INTERNET. You are also responsible for properly labeling any and all documentation shared with or correspondence sent to Polycom’s Legal Department or Polycom’s outside counsel as “Attorney-Client Privileged”. This responsibility includes the safeguarding, securing and proper disposal of confidential information in accordance with Polycom’s policy on Maintaining and Managing Records set forth in Section III(N) of this Code of Business Ethics and Conduct. This obligation extends to confidential information of third parties, which Polycom has rightfully received under Non-Disclosure Agreements. See also Polycom’s policy dealing with Handling Confidential Information of Others set forth in Section IV(D) of this Code of Business Ethics and Conduct.

(i)	Polycom’s Proprietary Information and Invention Agreement

When you joined Polycom, in most countries you signed an agreement to protect and hold confidential Polycom’s proprietary information, or you are otherwise legally obligated to do so. You agree that you will not use or disclose any proprietary or confidential information of Polycom to anyone or use it to benefit anyone other than Polycom without the prior written consent of an authorized officer of Polycom. This agreement remains in effect for as long as you work for Polycom and even after you leave Polycom.

(ii)	Disclosure of Polycom Confidential Information

To further Polycom’s business, from time to time our confidential information must be disclosed to potential business partners. However, such disclosure should never be done without carefully considering its potential benefits and risks. If you determine in consultation with your manager and other appropriate Polycom management that disclosure of confidential information is necessary, you must then contact the Legal Department to ensure that an appropriate written nondisclosure agreement is signed prior to the disclosure. Polycom has standard nondisclosure agreements suitable for most disclosures. You must not sign a third party’s nondisclosure agreement or accept changes to Polycom’s standard nondisclosure agreements without review and approval by Polycom’s Legal Department. Furthermore, any employee publication or publicly made statement that might be perceived or construed as attributable to Polycom, made outside the scope of his or her employment with Polycom must be reviewed and approved in writing in advance by Polycom’s Legal Department and must include Polycom’s standard disclaimer that the publication or statement represents the views of the specific author and not of Polycom.

(iii)	Requests by Regulatory Authorities

Polycom and its employees, agents and contractors are expected to cooperate with appropriate government inquiries and investigations. In this context, however, it is important to protect the legal rights of Polycom with respect to its confidential information. All government requests for information, documents or investigative interviews must be referred to the applicable department within Polycom; responses to requests for tax information should be directed to Polycom’s Director of Tax, and all other responses to requests from Government entities should be directed to Polycom’s Legal Department. Additionally, no financial information may be disclosed without the prior approval of the Chief Financial Officer.

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(iv)	Financial Disclosures and SEC Reporting

Polycom’s policy is to provide full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commission and in other public communications. Polycom has established disclosure controls and procedures that are designed to ensure that information we are required to disclose in certain reports that we file or submit to the SEC is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. In addition, Polycom has established internal accounting controls for financial reporting to provide reasonable assurance regarding the reliability of our financial reporting and the preparation of our financial statements for external purposes in accordance with generally accepted accounting principles.

While these requirements are especially applicable to the members of the Accounting, Finance and Legal Departments, you are each responsible for complying with Polycom’s disclosure controls and procedures and internal controls for financial reporting. If you have any questions concerning Polycom’s disclosure controls and procedures and internal accounting controls, you may contact the Vice President, Worldwide Controller or the General Counsel.

If you have concerns or complaints regarding accounting or auditing matters, you should report them as specified in the “Process for Handling Complaints Concerning Accounting, Disclosures, Internal Accounting Controls or Auditing Matters” located at http://polycom.com under “Corporate Governance.”

(v)	Polycom Spokespeople

Specific policies have also been established regarding who may communicate information to the press and the financial analyst community. All inquiries or calls from the press and all financial analysts are to be referred to the Chief Financial Officer or Investor Relations Department. Polycom has designated its CEO, CFO and Investor Relations Department as official Polycom spokespeople for financial matters. Polycom has designated its Public Relations Department as official Polycom spokespeople for marketing, technical and other such information. Communication with the press on behalf of Polycom should be coordinated through the Public Relations Department in advance.

K. Obligations Under Securities Laws—”Insider” Trading

Obligations under the U.S. securities laws apply broadly. In the normal course of business, officers, directors, employees, agents, contractors and consultants of Polycom may come into possession of significant, sensitive information. This information is considered the property of Polycom; you have been entrusted with it. In particular, you may not seek to profit from it by buying or selling securities yourself, or passing on the information to others to enable them to profit or for them to profit on your behalf. The purpose of this policy statement is both to inform you of your legal responsibilities and to make clear to you that the misuse of sensitive information is contrary to Polycom policy and U.S. securities laws.

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Insider trading is a crime, penalized by fines of up to $5,000,000 and 20 years in jail for individuals. In addition, the SEC may seek the imposition of a civil penalty of up to three times the profits made or losses avoided from the trading. Insider traders must also disgorge any profits made, and are often subjected to an injunction against future violations. Finally, insider traders may be subjected to civil liability in private lawsuits.

Employers and other controlling persons (including supervisory personnel) are also at risk under U.S. federal law. Controlling persons may, among other things, face penalties of the greater of $1,000,000 or three times the profits made or losses avoided by the trader if they recklessly fail to take preventive steps to control insider trading.

Thus, it is important both to you and Polycom that insider trading violations not occur. You should be aware that stock market surveillance techniques are very sophisticated, and the chance that U.S. federal or other regulatory authorities will detect and prosecute even small-level trading is significant. Insider trading rules are strictly enforced, even in instances when the financial transactions seem small. You should contact the Chief Financial Officer or the Legal Department if you are unsure as to whether or not you are free to trade.

In addition, Polycom has imposed a trading blackout period on members of the Board of Directors, executive officers, vice presidents and certain designated employees who, as a consequence of their position at Polycom, are more likely to be exposed to material nonpublic information about Polycom. These board members, executive officers and employees may not trade in Polycom securities during the period beginning the first day of the last month of each Polycom fiscal quarter, and continuing until the third day after Polycom publicly announces its quarterly earnings.

For more details, and to determine if you are restricted from trading during trading blackout periods, you should review the Polycom Insider Trading Policy located at the Stock Administration page at http://planetpolycom, or in your employee information package, or request a copy from Stock Administration. You should take a few minutes to read the Polycom Insider Trading Policy carefully, paying particular attention to the specific policies and the potential criminal and civil liability and/or disciplinary action for insider trading violations. Employees, agents and contractors of Polycom who violate this Policy shall also be subject to disciplinary action by Polycom, which may include ineligibility for future participation in Polycom’s equity incentive plans or termination of employment or of business relationship. All questions regarding Polycom’s Insider Trading Policy should be directed to Polycom’s General Counsel.

L. Prohibition Against Short Selling of Polycom Stock

No Polycom director, officer or other employee shall, directly or indirectly, sell any equity security, including derivatives, of Polycom if the person selling the security or his principal (1) does not own the security sold, or (2) if owning the security, does not deliver it against such sale (a “short sale against the box”) within twenty days thereafter, or does not within five days after such sale deposit it in the mail or other usual channels of transportation. Generally, a short sale, as defined in this Policy, means any transaction whereby one may benefit from a decline in Polycom’s stock price. While employees who are not executive officers or directors are not prohibited by law from engaging in short sales of Polycom’s securities, Polycom has adopted as policy that employees may not do so.

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M. Use of Polycom’s Assets

(i)	General

Protecting Polycom’s assets is a key fiduciary responsibility of every employee, agent and contractor. Care should be taken to ensure that assets are not misappropriated, loaned to others, or sold or donated, without appropriate authorization. All Polycom employees, agents and contractors are responsible for the proper use of Polycom assets, and must safeguard such assets against loss, damage, misuse or theft. Employees, agents or contractors who violate any aspect of this policy or who demonstrate poor judgment in the manner in which they use any Polycom asset will be subject to disciplinary action, up to and including termination of employment or business relationship at Polycom’s sole discretion. Polycom equipment and assets are to be used primarily for Polycom business purposes and, in the case of electronic communications devices, in accordance with Polycom’s electronic usage, cell phone, and other related policies. Directors, employees, agents and contractors may not use Polycom assets for personal use, except as otherwise in accordance with applicable Polycom policies, nor shall they allow any other person to use Polycom assets. Employees who have any questions regarding this policy should bring them to the attention of Polycom’s Human Resources Department.

(ii)	Physical Access Control

Polycom has and will continue to develop compliance plans covering access control to ensure privacy of communications, maintenance of the security of Polycom communication equipment, and safeguard Polycom assets from theft, misuse and destruction. You are personally responsible for complying with the level of access control that has been implemented in the facility where you work on a permanent or temporary basis. You must not defeat or cause to be defeated the purpose for which the access control was implemented.

(iii)	Polycom Funds

Every Polycom employee is personally responsible for all Polycom funds over which he or she exercises control. Polycom agents or contractors should not be allowed to exercise control over Polycom funds. Polycom funds must be used only for Polycom business purposes. Every Polycom employee, agent and contractor must take reasonable steps to ensure that Polycom receives good value for Polycom funds spent, and must maintain accurate and timely records of each and every expenditure. Expense reports must be accurate and submitted in a timely manner. Polycom employees, agents and contractors must not use Polycom funds for any personal purpose.

(iv)	Computers and Other Equipment

Polycom strives to furnish all employees with the equipment necessary to efficiently and effectively do their jobs. You have the obligation to care for that equipment and to use it responsibly only for Polycom business purposes. If you use Polycom equipment at your home or off site, take precautions to protect it from theft or damage, just as if it were your own. If Polycom no longer employs you, you must immediately return all Polycom equipment. While computers and other electronic devices are made accessible to employees to assist them to perform their jobs and to promote Polycom’s interests, all such computers and electronic devices, whether used entirely or partially on Polycom’s premises or with the aid of Polycom’s equipment or resources, must remain fully accessible to Polycom and, to the maximum extent permitted by law, will remain the sole and exclusive property of Polycom.

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Employees, agents or contractors should not maintain any expectation of privacy with respect to information transmitted over, received by, or stored in any electronic communications device owned, leased, or operated in whole or in part by or on behalf of Polycom. To the extent permitted by applicable law, Polycom retains the right to gain access to any information received by, transmitted by, or stored in any such electronic communications device, by and through its employees, agents, contractors, or representatives, at any time, either with or without an employee’s or third party’s knowledge, consent or approval.

(v)	Software

All software used by employees to conduct Polycom business must be appropriately licensed. Never make or use illegal or unauthorized copies of any software, whether in the office, at home, or on the road, since doing so may constitute copyright infringement and may expose you and Polycom to potential civil and criminal liability. In addition, use of illegal or unauthorized copies of software will subject the employee to disciplinary action, up to and including termination. Polycom’s IT Department will inspect Polycom’s computers periodically to verify that only approved and licensed software has been installed. Any non-licensed/supported software will be removed.

(vi)	Electronic Usage

The purpose of this policy is to make certain that employees utilize electronic communication devices in a legal, ethical, and appropriate manner. This policy addresses Polycom’s responsibilities and concerns regarding the fair and proper use of all electronic communications devices within the organization, including computers, e-mail, connections to the Internet, intranet and extranet and any other public or private networks, voice mail, video conferencing, facsimiles, and telephones. Posting or discussing information concerning Polycom’s products or business on the Internet, other than in accordance with Polycom’s Blogging Policy, without the prior written consent of Polycom’s CFO is prohibited. Any other form of electronic communication used by employees currently or in the future is also intended to be encompassed under this policy.

It is not possible to identify every standard and rule applicable to the use of electronic communications devices. Employees are therefore encouraged to utilize sound judgment whenever using any feature of the communications systems. The complete set of policies with respect to electronic usage of Polycom’s assets is located under Polycom’s policies and procedures at http://planetpolycom. You are expected to review, understand and follow such policies and procedures.

N. Maintaining and Managing Records

The purpose of this policy is to set forth and convey Polycom’s business and legal requirements in managing records, including but not limited to all recorded information regardless of medium or characteristics. Records include, but are not limited to, paper documents, CD, computer hard disks, email, floppy disk microfiche, microfilm or any other media. Polycom is required by local, state, federal, foreign and other applicable laws, rules

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and regulations to retain certain records and to follow specific guidelines in managing its records. Civil and criminal penalties for failure to comply with such guidelines can be severe for employees, agents, contractors and Polycom, and failure to comply with such guidelines or this policy will subject the employee, agent or contractor to disciplinary action, up to and including termination of employment or business relationship at Polycom’s sole discretion. It is Polycom’s policy to retain records in accordance with a uniform records retention schedule. All Polycom employees, agents and contractors have a responsibility to manage and protect these records, and to maintain and dispose of them in accordance with the following Records Retention Compliance Program. See also Polycom’s policy dealing with Protecting Polycom’s Confidential Information set forth in Section III(J), and Handling Confidential Information of Others set forth in Section IV(D) of this Code of Business Ethics and Conduct.

The following are basic requirements of Polycom’s Records Retention Compliance Program:

•

All records necessary for business reasons will be retained for a period of time as set forth in Polycom’s uniform records retention schedule. For categories of records that are not covered in the records retention schedule, such records should be retained for a period of time that will reasonably assure their availability when needed, but for no period of time longer than reasonably necessary for a business purpose, unless otherwise required by law. All records not necessary for legal or business purposes (including drafts and outdated versions of records) should be destroyed.

•

All records required to be developed and retained to document or support Polycom’s compliance with applicable local, state, federal, foreign or other applicable laws, rules or regulations (including applicable tax laws) will be developed and retained for the periods required by such applicable laws, rule or regulation.

O. Records on Legal Hold

A legal hold suspends all destruction procedures in order to preserve appropriate records under special circumstances, such as litigation or government investigations. Polycom’s Legal Department determines and identifies what types of Polycom records or documents are required to be placed under a legal hold. Every Polycom employee, agent and contractor has an affirmative responsibility to comply with this policy. Failure to comply with this policy will subject the employee, agent or contractor to disciplinary action, up to and including termination of employment or business relationship at Polycom’s sole discretion.

Polycom’s Legal Department will notify you if a legal hold is placed on records for which you are responsible. You are then required to preserve and protect the necessary records in accordance with instructions from Polycom’s Legal Department. RECORDS OR SUPPORTING DOCUMENTS THAT HAVE BEEN PLACED UNDER A LEGAL HOLD MUST NOT BE DESTROYED, ALTERED OR MODIFIED UNDER ANY CIRCUMSTANCES. A legal hold remains effective until it is officially released in writing by Polycom’s Legal Department. If you are unsure whether a document has been placed under a legal hold, you should preserve and protect that document while you check with Polycom’s Legal Department.

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If you have any questions about this policy, you should contact Polycom’s Legal Department.

P. Payment Practices

(i)	Accounting Practices

Polycom’s responsibilities to its shareholders and the investing public, as well as its obligations under the laws governing corporations, require that all transactions be fully and accurately recorded in Polycom’s books and records in compliance with all applicable laws. False or misleading entries, unrecorded funds or assets, or payments without appropriate supporting documentation and approval are strictly prohibited and violate Polycom policy and the law. Additionally, all documentation supporting a transaction should fully and accurately describe the nature of the transaction and be processed in a timely fashion.

(ii)	Political Contributions

It is Polycom’s policy to comply fully and strictly with all local, state, federal, foreign and other applicable laws, rules and regulations regarding political contributions. Polycom’s funds or assets must not be used for, or be contributed to, political campaigns or political practices—under any circumstances anywhere in the world—without the prior written approval of Polycom’s General Counsel and, if required, Polycom’s Board of Directors.

(iii)	Sales Representatives, Agents, and Consultants

Although the majority of the business of Polycom is done through distributors, value added resellers and others in the chain of distribution, Polycom sometimes engages consultants, sales representatives, and other third parties to provide services and to act on its behalf. This practice is most often necessary in countries outside the United States that are not sufficiently large to support a distribution model. Our relationships with these third parties must always be proper, lawful, and documented, in fact and in appearance, wherever in the world they occur.

Commissions, fees, and discounts must always be set out in a written agreement and must reflect the value to Polycom of the service being provided. They should never exceed amounts that are reasonable and customary in our industry. The service to be provided must be legal and proper. Payments may only be made against an accurate and complete invoice. All sales representatives, agents, and contractors must sign Polycom’s standard agreements provided by Polycom’s Legal Department or other forms of agreements approved by the Polycom Legal Department. See also Polycom’s policy on Independent Contractors set forth in Section III(H) of this Code of Business Ethics and Conduct.

(iv)	Prohibition of Inducements

Under no circumstances may employees, agents or contractors offer to pay, make payment, promise to pay, or issue authorization to pay any money, gift, or anything of value to customers, vendors, consultants, etc. that is perceived as intended, directly or indirectly, to influence any business decision, any act or failure to act, any commitment of fraud, or opportunity for the commission of any fraud. Inexpensive gifts, infrequent business meals, celebratory events and entertainment, provided that they are not excessive or create an appearance of impropriety, do not violate this policy. Questions regarding whether a particular payment or gift violates this policy are to be directed to Human Resources, the Legal Department, or Internal Audit.

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Q. Foreign Corrupt Practices Act

Polycom requires full compliance with the Foreign Corrupt Practices Act (FCPA) by all of its employees, agents, contractors, consultants, distributors, and resellers.

The anti-bribery provisions of the FCPA make illegal any offer, payment, promise to pay, or authorization to pay any money, gift or other item of value, directly or indirectly, to: (1) a foreign official; (2) a foreign political party; (3) a candidate for foreign political office; or (4) a quasi-governmental business entity, for the corrupt purpose of obtaining or retaining business for the Company, affecting a decision of a foreign government or agency, influencing any act or failure to act by a foreign official or directing business to any other person. The term “corrupt” is construed to prohibit any activity, including the provisions of meals, lodging or entertainment, which is meant to influence the recipient and which is done for the stated illegal purpose.

All Polycom employees, agents and contractors whether located in the United States or abroad, are responsible for FCPA compliance in accordance with Polycom’s FCPA policy. All managers and supervisory personnel are expected to monitor continued compliance with the FCPA to ensure compliance with the highest moral, ethical and professional standards of Polycom. FCPA compliance includes Polycom’s policy on Maintaining and Managing Records in Section III(N) of this Code of Business Ethics and Conduct.

Laws in most countries outside of the United States also prohibit or restrict government officials or employees of government agencies from receiving payments, entertainment, or gifts for the purpose of obtaining or retaining business.

R. Export Controls

A number of countries maintain controls on the destinations to which products or software may be exported. The U.S. Government has in place export control laws and regulations designed to ensure that transfers of products, services and technology are accomplished in a manner that is consistent with national security and foreign policy goals. These laws apply to transfers of goods and technology to foreign companies and foreign persons, whether in the United States or abroad. The U.S. regulations are complex and can even cover exports of foreign origin products from the United States and transfers of products outside of the United States when those products contain U.S.-origin components or technology. As an example, software created in the United States can be subject to U.S. export controls even if duplicated and packaged abroad. Additionally, in some circumstances, an oral presentation made to foreign nationals in the United States may constitute a controlled export.

The United States also has promulgated sanctions that restrict trade, investment, and financial transactions with certain countries, organizations and individuals, as well as prohibitions on complying with unsanctioned foreign boycotts. In general, the purpose of these laws is to ensure that sensitive products and technology do not fall into the hands of those who may misuse them.

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The Legal Department and our Export Compliance Department can provide you with guidance on which countries are prohibited destinations for Polycom products or whether a proposed technical presentation to foreign nationals may require a U.S. Government license.

IV.	RESPONSIBILITIES TO OUR CUSTOMERS AND OUR SUPPLIERS

A. Customer Relationships

If your job puts you in contact with any Polycom customers or potential customers, it is critical for you to remember that you represent Polycom to the people with whom you are dealing. Act in a manner that creates value for our customers and helps to build a relationship based upon trust. Polycom and its employees have provided products and services for many years and have built up significant goodwill over that time. This goodwill is one of our most important assets, and Polycom employees, agents and contractors must act to preserve and enhance our reputation.

B. Payments or Gifts from Others

Under no circumstances may directors, employees, agents or contractors accept any offer, payment, promise to pay, or authorization to pay any money, gift, or anything of value from customers, vendors, consultants, etc. that is perceived as intended, directly or indirectly, to influence any business decision, any act or failure to act, or any commitment of fraud. Inexpensive gifts, infrequent business meals, celebratory events and entertainment, provided that they are not excessive or create an appearance of impropriety, do not violate this policy. Questions regarding whether a particular payment or gift violates this policy are to be directed to Human Resources or the Legal Department.

Gifts given by Polycom to suppliers or customers or received from suppliers or customers should always be appropriate to the circumstances and should never be of a kind that could create an appearance of impropriety. The nature and cost of gifts given to suppliers or customers must always be accurately recorded in Polycom’s books and records.

C. Publications of Others

Polycom subscribes to many publications that help employees do their jobs better. These include newsletters, reference works, online reference services, magazines, books, and other digital and printed works. Copyright law generally protects these works, and their unauthorized copying and distribution constitute copyright infringement. You must first obtain the consent of the publisher of a publication before copying publications or significant parts of them. When in doubt about whether you may copy a publication, consult the Legal Department.

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D. Handling the Confidential Information of Others

Polycom has many kinds of business relationships with many companies and individuals. Sometimes, they will volunteer confidential information about their products or business plans to induce Polycom to enter into a business relationship. At other times, we may request that a third party provide confidential information to permit Polycom to evaluate a potential business relationship with that party. Whatever the situation, we must take special care to handle the confidential information of others responsibly. We handle such confidential information in accordance with our agreements with such third parties. See also Polycom’s policy on Maintaining and Managing Records in Section III(N) of this Code of Business Ethics and Conduct.

(i)	Appropriate Nondisclosure Agreements.

Confidential information may take many forms. An oral presentation about a company’s product development plans may contain protected trade secrets. A customer list or employee list may be a protected trade secret. A demo of an alpha version of a company’s new software may contain information protected by trade secret and copyright laws.

You should never accept information offered by a third party which is represented as confidential, or which appears from the context or circumstances to be confidential, unless an appropriate nondisclosure agreement has been signed with the party offering the information. THE LEGAL DEPARTMENT CAN PROVIDE NONDISCLOSURE AGREEMENTS TO FIT ANY PARTICULAR SITUATION, AND WILL COORDINATE APPROPRIATE EXECUTION OF SUCH AGREEMENTS ON BEHALF OF POLYCOM. Even after a nondisclosure agreement is in place, you should accept only the information necessary to accomplish the purpose of receiving it, such as a decision on whether to proceed to negotiate a deal. If more detailed or extensive confidential information is offered and it is not necessary for your immediate purposes, it should be refused.

(ii)	Need-to-Know

Once a third party’s confidential information has been disclosed to Polycom, we have an obligation to abide by the terms of the relevant nondisclosure agreement and limit its use to the specific purpose for which it was disclosed and to disseminate it only to other Polycom employees with a need to know the information. Every employee, agent and contractor involved in a potential business relationship with a third party must understand and strictly observe the restrictions on the use and handling of confidential information. When in doubt, consult the Legal Department.

(iii)	Notes and Copies of Software

When reviewing the confidential information of a third party under a nondisclosure agreement, it is natural to take notes or prepare reports summarizing the results of the review and, based partly on those notes or reports, to draw conclusions about the suitability of a business relationship. Notes or reports, however, can include confidential information disclosed by the other party and so should be retained only long enough to complete the evaluation of the potential business relationship. Subsequently, they should be either destroyed or turned over to the Legal Department for safekeeping or destruction. They should be treated just as any other disclosure of confidential information is treated: marked as confidential and distributed only to those Polycom employees with a need to know.

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(iv)	Competitive Information

You should never attempt to obtain a competitor’s confidential information by improper means, and you should especially never contact a competitor regarding their confidential information. While Polycom may, and does, employ former employees of competitors, we recognize and respect the obligations of those employees not to use or disclose the confidential information of their former employers.

E. Selecting Suppliers

Polycom’s suppliers make significant contributions to our success. To create an environment where our suppliers have an incentive to work with Polycom, they must be confident that they will be treated lawfully and in an ethical manner. Polycom’s suppliers must be chosen with the same care, and treated with the same respect, as our distributors, value added resellers and dealers. Polycom’s policy is to purchase supplies based on need, quality, service, price and terms and conditions. Polycom’s policy is to select significant suppliers or enter into significant supplier agreements though a competitive bid process where possible. The confidential information of a supplier is entitled to the same protection as that of any other third party and must be protected from inappropriate disclosure or use. Where possible, such information should not be received before an appropriate nondisclosure agreement has been signed.

It is Polycom’s policy that small, minority and women-owned business enterprises shall have the maximum practicable opportunity to participate as suppliers of Polycom and in the performance of contracts with Polycom. Polycom will endeavor to utilize small, minority and women-owned business enterprises to carry out this policy to the fullest extent consistent with the efficient performance of Polycom’s business goals and without compromise of cost, quality, reliability, and timeliness expectations or legal requirements.

F. Government Relations

It is Polycom’s policy to comply fully with all applicable laws and regulations governing contact and dealings with government employees and public officials, and to adhere to high ethical, moral and legal standards of business conduct. This policy includes strict compliance with all local, state, federal, foreign and other applicable laws, rules and regulations. If you have any questions concerning government relations you should contact Polycom’s Legal Department.

G. Lobbying

Directors, employees, agents or contractors whose work requires lobbying communication with any member or employee of a legislative body or with any government official or employee in the formulation of legislation must have prior written approval of such activity from Polycom’s General Counsel. Activity covered by this policy includes meetings with legislators or members of their staffs or with senior executive branch officials. Preparation, research, and other background activities that are done in support of lobbying communication are also covered by this policy even if the communication ultimately is not made.

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H. Government Contracts

It is Polycom’s policy to comply fully with all applicable laws and regulations that apply to government contracting. It is also necessary to strictly adhere to all terms and conditions of any contract with local, state, federal, foreign or other applicable governments. Polycom’s Legal Department must review and approve all contracts with any government entity.

I. Free and Fair Competition

Most countries and states of the United States have well-developed bodies of law designed to encourage and protect free and fair competition. Polycom is committed to obeying both the letter and spirit of all of these laws. The consequences of not doing so can be severe for all of us.

These laws often regulate Polycom’s relationships with its distributors, value added resellers, national resellers, dealers, national accounts, customers and competitors. Competition laws generally address the following areas: pricing practices (including resale price maintenance and price discrimination), discounting, terms of sale, credit terms, promotional allowances, secret rebates, exclusive dealerships or distributorships, product bundling, restrictions on carrying competing products, refusals to deal, reseller termination, collaboration and many other practices affecting competition.

Competition laws also govern, usually quite strictly, relationships between Polycom and its competitors. As a general rule, contacts with competitors should be limited and should always avoid competitively sensitive information and subjects such as prices or other terms and conditions of sale, costs, customers, and suppliers. Remember that our channel partners may be Polycom competitors as well, and they may also compete with one another. Polycom must never engage in any act that amounts to or facilitates collusion or illegal acts by channel partners. Participating with competitors in a trade association or in a standards creation body is acceptable when the association has been properly established, has a legitimate purpose, and has limited its activities to that purpose. Participation in a standards setting body should be in compliance with its rules and policies, with any issues of concern promptly brought to our Legal Department. It is Polycom’s policy not to engage in conduct that is unfair or exclusionary. In particular, employees, agents or contractors of Polycom shall not knowingly make false or misleading statements regarding its competitors or the products of its competitors, customers or suppliers.

No employee, agent or contractor shall at any time or under any circumstances enter into an agreement or understanding, written or oral, express or implied, with any competitor concerning prices, discounts, other terms or conditions of sale, profits or profit margins, costs, allocation of product or geographic markets, allocation of customers, limitations on production, boycotts of customers or suppliers, or bids or the intent to bid, or even discuss or exchange information on these subjects. In some cases, legitimate joint ventures or other collaborations with competitors may permit exceptions to these rules, as may bona fide

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purchases from or sales to competitors on non-competitive products, but Polycom’s Legal Department must review all such proposed ventures in advance. These prohibitions are absolute and strict observance is required. Collusion among competitors is illegal, and the consequences of a violation are severe.

Although the spirit of these laws, known as “antitrust,” “competition,” or “consumer protection” or unfair competition laws, is straightforward, their application to particular situations can be quite complex. To ensure that Polycom complies fully with these laws, each of us should have a basic knowledge of them and should involve our Legal Department early on when questionable situations arise.

J. Industrial Espionage

It is Polycom’s policy to lawfully compete in the marketplace. This commitment to fairness includes respecting the rights of our competitors and abiding by all applicable laws in the course of competing. The purpose of this policy is to maintain Polycom’s reputation as a lawful competitor and to help ensure the integrity of the competitive marketplace. Polycom expects its competitors to respect our rights to compete lawfully in the marketplace, and we must respect their rights equally. Polycom employees, agents and contractors will not steal or unlawfully use the information, material, products, intellectual property, or proprietary or confidential information of anyone including suppliers, customers, business partners or competitors.

V.	DISCIPLINARY ACTIONS

The matters covered in this Code of Business Ethics and Conduct are of the utmost importance to Polycom, its shareholders, and its business partners, and are essential to Polycom’s ability to conduct its business in accordance with its stated values. We expect all of our directors, employees, agents, contractors and consultants to adhere to these rules in carrying out their duties for Polycom.

Polycom will take appropriate action against those persons whose actions are found to violate these policies or any other specific policies of Polycom. Disciplinary actions may include immediate termination of employment or business relationship, at Polycom’s discretion. Where Polycom has suffered a loss, it will pursue its remedies against the individuals or entities responsible. You should review Polycom’s policies and procedures at http://planetpolycom/ for more detailed information.

VI.	WAIVER AND AMENDMENT

Any waiver of any provision of this Code of Business Ethics and Conduct for an executive officer of Polycom or a member of Polycom’s Board of Directors must be approved in writing by Polycom’s Board of Directors and promptly disclosed, if applicable in accordance with applicable law. Any waiver of any provision of this Code of Business Ethics and Conduct for any other employee, agent or contractor of Polycom must be approved in writing by Polycom’s General Counsel.

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Any amendment of this Code of Business Ethics and Conduct must be approved by Polycom’s Board of Directors and promptly disclosed, if applicable, in accordance with applicable law.

VII.	ACKNOWLEDGMENT OF RECEIPT OF CODE OF BUSINESS ETHICS AND CONDUCT

I have received and read the Polycom Code of Business Ethics and Conduct. I understand the standards and policies contained in the Polycom Code of Business Ethics and Conduct and understand that there may be additional policies or laws specific to my job. I further agree to comply with the Polycom Code of Business Ethics and Conduct.

If I have questions concerning the meaning or application of the Polycom Code of Business Ethics and Conduct, any Polycom policies, or the legal and regulatory requirements applicable to my job, I know I can consult my manager, my finance business partner, the Human Resources Department, or the Legal Department, knowing that my questions or reports to these sources will be maintained in confidence.

Employee Name

Signature

Date

Please sign and return this form to the Human Resources Department at Polycom Corporate Headquarters.

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